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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Registration Statement on Form S-1 of our reports dated September 10, 1997, on our audits of the consolidated financial statements and financial statement schedule of Hypercom Corporation. We also consent to the references to our firm under the captions "Experts" and "Selected Financial Data".

COOPERS & LYBRAND L.L.P.

Phoenix, Arizona
September 11, 1997